Exhibit 10.3


[GRAPHIC OMITTED]
           Scotia Capital (USA) Inc.
           One Liberty Plaza, 165 Broadway, 26th Floor, New York, New York 10006


                                                   November 9, 1999

NiSource Inc.
5265 Hohman Avenue
Hammond, Indiana 46320-1775

Attention:        Mr. Stephen P. Adik
                  Senior Executive Vice-President
                  Chief Financial Officer & Treasurer

Dear Sirs:

                     Re: Equity Forward Purchase Transaction

         The purpose of this facsimile is to set forth the amended and restated terms and conditions of the Transaction entered into between Scotia Capital
(USA) Inc. (formerly Scotia Capital Markets (USA) Inc.) ("Party A") and NiSource Inc. ("Party B") on the Trade Date specified below (the "Transaction"). This facsimile constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below and amends, restates and replaces the Confirmation, dated May 21, 1999, entered into between Party A and Party B.

         This Confirmation is subject to and incorporates the definitions contained in the 1991 ISDA Definitions, as supplemented by the 1998 Supplement (the "1991 ISDA Definitions"), and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (each as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) (collectively, the "ISDA Definitions"). In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated May May 21, 1999, as amended and supplemented from time to time (the "ISDA Agreement"), between Party A and Party B. All provisions contained in the ISDA Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

I.   General Terms:

         Trade Date:                        May 21, 1999

         Effective Date:                    May 21, 1999

     Termination Date: May 20, 2003, subject to postponement pursuant to the Optional Extension provision set out below.

     Extension Date: The earlier of November 21, 2003 and the date on which the restriction cited by Party B in its extension notice, given pursuant to the Optional Extension provision set out below, ceases to apply to Party B

     Extension Term: The period commencing on but excluding the Termination Date to but including the Extension Date

         Optional Termination Date: Any Floating Rate Reset Date selected by Party B in accordance with the Notice provision of the Settlement Terms set out below.

         Forward Purchase Seller:   Party A

         Forward Purchase Buyer:    Party B

         Exchange:                          New York Stock Exchange

     Shares: NiSource Inc. common shares (Exchange designation "NI"), CUSIP No. 65473P105, quoted in USD on the Exchange.

     Accumulation Period: The period commencing on and including the Effective Date to and including the date by which Party A, or any U.S. subsidiary of The Bank of Nova Scotia acquiring Shares in respect of this Transaction (the "Hedge Subsidiary"), has, by means of one or more purchase transactions effected on the Exchange through such period, accumulated such quantity of Shares as shall have an Aggregate Notional approximately equal to USD 150,000,000, (the date on which such accumulation is achieved being the "Accumulation Period End Date"). For purposes hereof, "Aggregate Notional" means the product of the Initial Price and the Number of Shares, as these terms are defined below.

                                            Party A shall provide to Party B, on
                                            or before the second Local  Business
                                            Day   following   the   Accumulation
                                            Period  End  Date,   written  notice
                                            setting     out     the     purchase
                                            transactions  effected by Party A or
                                            the Hedge  Subsidiary  and Party A's
                                            calculation of the Initial Price.

     Initial Price: The price, in USD, per Share calculated as a weighted average of the respective purchase prices per Share, including commissions which shall not exceed USD 0.04 per Share, each in USD, of all Share purchase transactions effected by Party A or the Hedge Subsidiary on the Exchange during the Accumulation Period, which weighted average shall be determined by multiplying each purchase price by the number of Shares to which such purchase price is applicable, aggregating the products thereof and dividing such sum by the total number of purchased Shares. The quotient thereof shall be the Initial Price (per Share).

         Disposition                        Period:  In the context of Net Share
                                            Settlement of this Transaction,  the
                                            period  commencing  on and including
                                            the Optional  Termination  Date, the
                                            Commencement Date or the Termination
                                            Date   (as    applicable)   to   and
                                            including the Final Settlement Date.

                                            For    purposes    hereof,    "Final
                                            Settlement  Date"  means the earlier
                                            of (1)  the  settlement  date of the
                                            last trade by which  Party A, or the
                                            Hedge Subsidiary,  has effected,  on
                                            the   Exchange,   the  sale  of  the
                                            Relevant  Share  Number,   (2)  90th
                                            calendar    day     following    the
                                            commencement date of the Disposition
                                            Period, or (3) the date on which the
                                            Daily Settlement  Amount (as defined
                                            in   the   Net   Share    Settlement
                                            provision) is an amount less than or
                                            equal  to zero  and,  if  less  than
                                            zero,  the absolute value thereof is
                                            less than the  closing  price of the
                                            Shares as reported  by the  Exchange
                                            in  respect  of such  Final  Trading
                                            Date (a "Zero  Settlement  Amount").
                                            "Final  Trading  Date" means the day
                                            on which any Share sale  transaction
                                            effected on the Exchange pursuant to
                                            the Net Share  Settlement  provision
                                            would settle on the Final Settlement
                                            Date.  "Relevant Share Number" means
                                            the  Number  of  Shares  or,  in the
                                            context of any partial settlement to
                                            be   effected   on   any    Optional
                                            Termination   Date,  the  number  of
                                            Shares specified or deemed specified
                                            by Party B in its termination notice
                                            given   pursuant   to   the   Notice
                                            provision set out below.

         Number of Shares: The aggregate number of Shares yielded pursuant to Party A's or the Hedge Subsidiary's purchase program as referenced in "Accumulation Period" above, less the aggregate number of Shares previously delivered by Party A or the Hedge Subsidiary to Party B pursuant to all partial settlements (as contemplated by the Settlement Terms) effected prior to the relevant date of determination.

         Business Days:             London and New York

II.      Floating Amounts payable by Party B

         Floating Amount Payer:     Party B

         Notional Amount:           same as Aggregate Notional

         Payment                            Dates:   The  first   Business   Day
                                            immediately       following      the
                                            Accumulation  Period  End Date  and,
                                            thereafter, the first day of each of
                                            the months of May, August,  November
                                            and February  during the Term hereof
                                            and,  if   applicable,   during  the
                                            Extension    Term,    the   Optional
                                            Termination  Date,  the  Termination
                                            Date   and,   if   applicable,   the
                                            Extension    Date,     subject    to
                                            adjustment  in  accordance  with the
                                            Modified   Following   Business  Day
                                            Convention.

     Floating  Rate  Option:   For  all   Calculation   Periods   following  the
Accumulation Period, USD-LIBOR-BBA

         Designated Maturity:       3-months

         Reset Dates: In respect of each Calculation Period following the Accumulation Period, the first day of each Calculation Period subject to adjustment in accordance with the Modified Following Business Day Convention.

         Spread:                    Plus 53.5 basis points (0.535%).

         Day Count Fraction:                Actual/360

     Floating Rate for first Calculation Period following the Accumulation Period (the "Initial Period"): USD-LIBOR-BBA quoted as of 11:00 a.m., London time (the "Determination Time") on the day which is two London Banking Days prior to the first day of the Initial Period (the "Determination Date") but for a Designated Maturity equal to the actual number of days in such Initial Period plus Spread. If there is no rate quoted on the Determination Date in respect of such Designated Maturity and the Accumulation Period is greater than 30 days, the Floating Rate for the Initial Period shall be the rate determined by linear interpolation of USD-LIBOR-BBA quoted as of the Determination Time on such date for a Designated Maturity of one-month and of USD-LIBOR-BBA quoted on such date for a Designated Maturity of three-months, plus Spread. If there is no rate quoted as of the Determination Time on the Determination Date in respect of a Designated Maturity equal to the number of days in the Initial Period and the Accumulation Period is less than 30 days, the Floating Rate for the Initial Period shall be the rate determined by linear interpolation of the Overnight Rate and of USD-LIBOR-BBA quoted as of the Determination Time on the Determination Date for a Designated Maturity of three-months, plus Spread. For purposes hereof, "Overnight Rate" means the average rate at which overnight deposits in United States Dollars are offered by four major banks in the London interbank market, as selected by Party A, as of the Determination Time on the Determination Date.

     Floating Amount in respect of Accumulation Period: Notwithstanding the foregoing, the Floating Amount payable by Party B in respect of the Accumulation Period shall be determined as follows:

                                            For  each  day of  the  Accumulation
                                            Period,  the Calculation Agent shall
                                            determine     an     amount     (the
                                            "Calculation  Amount") in accordance
                                            with the following formula:

                                            [Calculation  Amounti!1 + (Number of
                                            Purchased  Sharesi  x  WAPi)] x (1 +
                                            Accumulation Period Floating Ratei /
                                            360)

                                            where, "Calculation Amounti!1" means
                                            the Calculation Amount determined in
                                            respect  of the  day  preceding  the
                                            relevant   day   of   determination,
                                            "Number of Purchased  Sharesi" means
                                            the  number of Shares  purchased  by
                                            Party A or the Hedge  Subsidiary  on
                                            the relevant date of  determination;
                                            "WAPi" means the weighted average of
                                            the respective  purchase  prices per
                                            Share,  including  commissions which
                                            shall not exceed USD 0.04 per Share,
                                            each in USD,  of all Share  purchase
                                            transactions  effected by Party A or
                                            the Hedge Subsidiary on the relevant
                                            date   of    determination,    which
                                            weighted average shall be determined
                                            by  multiplying  each purchase price
                                            by the  number  of  Shares  to which
                                            such purchase  price is  applicable,
                                            aggregating the products thereof and
                                            dividing   such  sum  by  the  total
                                            number  of  purchased  Shares;   and
                                            "Accumulation Period Floating Ratei"
                                            means the Overnight Rate (as defined
                                            above)  in  effect  on the  relevant
                                            date  of  determination,  as if such
                                            date were a Reset Date, plus Spread.

                                            The  amount  payable  by  Party B to
                                            Party   A   in    respect   of   the
                                            Accumulation  Period  shall  be  the
                                            Calculation   Amount  determined  in
                                            respect of the  Accumulation  Period
                                            End Date  minus an  amount  equal to
                                            the  product  of the  Initial  Price
                                            multiplied  by the Number of Shares.
                                            Such amount shall be paid by Party B
                                            to  Party A on the  second  Business
                                            Day   following   the   Accumulation
                                            Period End Date.

III.     Settlement Terms

     Settlement: This Transaction may be settled, in whole or in part, on any Optional Termination Date, and, in the event of a partial settlement, the unsettled portion shall remain, during the Term hereof, a Transaction for purposes of the ISDA Agreement Otherwise, this Transaction shall terminate, and each party's obligations in respect thereof shall be settled, on the Termination Date. Settlement shall be effected in accordance with the settlement mechanism selected by Party B in its settlement notice given in accordance with the Notice provision set out below. All partial settlements shall, however, be effected only in integral multiples of 500,000 Shares.

     Physical Settlement: Where Physical Settlement is applicable, on the Optional Termination Date or Termination Date Party A shall deliver to Party B Shares equal in number to the Number of Shares or, in the context of any partial settlement to be effected on any Optional Termination Date, the number of Shares specified or deemed specified by Party B in its settlement notice given pursuant to the Notice provision set out below (such number being, in either case, the "Relevant Share Number") and Party B shall pay to Party A an amount, in USD, equal to the product of the Initial Price multiplied by the Relevant Share Number (the "Settlement Price"). Any delivery made pursuant to this provision shall be on a delivery versus payment basis and the due date of such delivery shall be subject to adjustment in accordance with Section 6.2 of the Equity Definitions in the event of the occurrence of a Settlement Disruption Event.

         Net Share Settlement: Where Net Share Settlement is elected or otherwise applies, on the Optional Termination Date, the Commencement Date or Termination Date (as applicable), Party A shall commence selling Shares on the Exchange and shall, for each day in the Disposition Period, determine an amount in USD (the "Daily Settlement Amount") in accordance with the following formulae:

         SA0 = Initial Price x Relevant Share Number
         SAi = SAi!1 x (1 + ONi!1 / 360) ! Number of Settled Sharesi x VWAPi
                                            where  "Number of  Settled  Sharesi"
                                            means the  number of Shares  held by
                                            Party A or the Hedge Subsidiary as a
                                            hedge of this  Transaction  the sale
                                            of  which is  settled  by Party A or
                                            the Hedge Subsidiary on the relevant
                                            day of determination,  "VWAPi" means
                                            the modified volume-weighted average
                                            per-Share  price  as  determined  by
                                            means of the  Bloomberg  service  on
                                            the   relevant  day  for  trades  in
                                            Shares   effected   on   the   third
                                            Exchange  Business Day prior to such
                                            day and  adjusted  by Party A to (i)
                                            include  commissions which shall not
                                            exceed  USD  0.04  per  Share;  (ii)
                                            exclude   the  first  trade  in  the
                                            Shares  effected on the  Exchange on
                                            the relevant  day; and (iii) exclude
                                            all trades in the Shares effected on
                                            the  Exchange  within 60  minutes of
                                            the close of trading on the Exchange
                                            on such day,  "SA0"  means the Daily
                                            Settlement   Amount   determined  in
                                            respect  of  the  first  day  of the
                                            relevant  Disposition Period,  "SAi"
                                            means  the Daily  Settlement  Amount
                                            determined   in   respect   of   the
                                            relevant  day,   "SAi!1"  means  the
                                            Daily Settlement  Amount  determined
                                            in   respect   of  the   immediately
                                            preceding day, and "ONi!1" means the
                                            Overnight  Rate in  effect as of the
                                            day   immediately    preceding   the
                                            relevant day.

                                            The    Daily    Settlement    Amount
                                            determined  in  respect of the Final
                                            Settlement  Date  shall be the Final
                                            Settlement  Amount.  For purposes of
                                            giving  effect  to  the   foregoing,
                                            "Number  of  Settled   Sharesi"  and
                                            "VWAPi"  shall be  deemed to be zero
                                            on any day in the Disposition Period
                                            which  is not an  Exchange  Business
                                            Day.

                                            If the Final Settlement  Amount is a
                                            Zero Settlement  Amount,  Party A or
                                            the Hedge  Subsidiary  shall deliver
                                            to  Party B (1) the  portion  of the
                                            Relevant   Share  Number   remaining
                                            after the Zero Settlement  Amount is
                                            reached (the "Unsold  Shares"),  and
                                            (2) the absolute  value of the Final
                                            Settlement  Amount,  in  USD,  on or
                                            before  the  Net  Share   Settlement
                                            Date. If the Final Settlement Amount
                                            is positive, Party A shall determine
                                            a number  of  Shares  in  accordance
                                            with the following formula:

     Final Settlement Amount / Closing Price

                                            where "Closing Price" is the closing
                                            price of the Shares as  reported  by
                                            the Exchange on the Final Settlement
                                            Date. Party B shall deliver to Party
                                            A  Shares  equal  in  number  to the
                                            number  of  Shares  yielded  by  the
                                            foregoing  formula  on or before the
                                            Net Share Settlement Date. If within
                                            ten  Business  Days  after the Final
                                            Settlement  Date,  Party A sells all
                                            or a portion  of the Shares (if any)
                                            delivered  to  Party  A by  Party  B
                                            pursuant    to   this   Net    Share
                                            Settlement  provision  (such  Shares
                                            being the  "Settlement  Shares") and
                                            the net proceeds received by Party A
                                            upon  the  sale of  such  Settlement
                                            Shares   is  less   than  the  Final
                                            Settlement  Amount  (or if less than
                                            all of such  Settlement  Shares  are
                                            resold,   the  applicable  pro  rata
                                            portion of such Settlement  Amount),
                                            shall  pay  in  USD  or   additional
                                            Shares    such    difference    (the
                                            "Make-whole   Amount")  to  Party  A
                                            within one  Business  Day  following
                                            the date on which  Party A's  notice
                                            to Party B of the Make-whole  Amount
                                            becomes effective in accordance with
                                            Section 12 of the ISDA Agreement. In
                                            the event  Party B elects to pay the
                                            Make-whole   Amount  in   additional
                                            Shares,  Party  B shall  deliver  to
                                            Party A the  number of whole  Shares
                                            (the  "Make-whole  Shares") equal to
                                            (i) the Make-whole Amount divided by
                                            (ii) the closing price of the Shares
                                            as reported  by the  Exchange on the
                                            Exchange  Business  Day  immediately
                                            prior to delivery of such Shares. If
                                            within ten  Business  Days after the
                                            delivery  of  Make-whole  Shares  to
                                            Party  A,  Party A sells  all or any
                                            portion  of such  Shares and the net
                                            proceeds  received  by  Party  A are
                                            less than the Make-whole  Amount (or
                                            if  less  than  all  the  Make-whole
                                            Shares are  resold,  the  applicable
                                            pro rata  portion of the  Make-whole
                                            Amount),  the  provisions  set forth
                                            above with respect to payment in USD
                                            or  Shares  based on the  Settlement
                                            Amount,   including  the  make-whole
                                            requirements, shall apply.

         Net Share
         Settlement                         Date:  The second  Clearance  System
                                            Business  Day  following  the  Final
                                            Settlement    Date,    subject    to
                                            adjustment   in   accordance    with
                                            Section    6.2   of    the    Equity
                                            Definitions  in  the  event  of  the
                                            occurrence     of    a    Settlement
                                            Disruption Event.

     Notice: In the event Party B intends to effect a settlement in respect of any Optional Termination Date, Party B shall provide Party A with prior written notice of its intention to exercise its rights to so settle this Transaction and such notice must become effective in accordance with Section 12 of the ISDA Agreement on or before the 3rd day preceding the Optional Termination Date in respect of which Party B intends to effect settlement. If Party B's notice becomes effective after such 3rd day, Party B shall be deemed to have elected to effect a settlement in respect of the next following Optional Termination Date; provided, however, that no such notice may be given (i) on any day during the Accumulation Period; or (ii) following the occurrence of an Event of Default, Potential Event of Default or Termination Event (as such terms are defined in the ISDA Agreement) or following the designation of an Early Termination Date in respect of this Transaction in accordance with Section 6 of the ISDA Agreement. Party B shall indicate in such notice whether settlement will be effected by way of Physical Settlement or Net Share Settlement. In the context of any partial settlement, Party B shall specify the number of Shares in respect of which settlement will be effected. If such notice does not specify the manner of settlement, Physical Settlement shall apply and, if such notice does not specify the number of Shares in respect of which settlement will be effected, Party B shall be deemed to have elected to effect settlement in respect of the full Number of Shares then in effect. In the context of the Termination Date, if Party B wishes to effect settlement by way of Net Share Settlement, Party B shall so notify Party A and such notice must become effective in accordance with
Section 12 of the ISDA Agreement on or before the 3rd day prior to the Termination Date, failing which Party B - shall be deemed to have elected to utilize Physical Settlement.

     Inability to Sell/Purchase Shares: If, in the context of Net Share Settlement, any cash settlement election, or any other provision hereof which, in order to give effect thereto, requires Party A to sell Shares (other than to Party B), Party A is unable to effect a sale by any reasonably economic, viable or practicable means, including a private transaction, of the requisite number of Shares on or before the Final Trading Date for purposes of determining the Final Settlement Amount for any reason including, without limitation, because such Shares have a prospectus delivery requirement and Party B is unable to provide Party A with a current prospectus, then, Party B shall be deemed to have elected Physical Settlement with respect to the unsold portion of such requisite number of Shares, and Party B shall, within one Business Day of the date it is advised by Party A that a sale of all such Shares was not effected, repurchase the unsold Shares for USD in an amount per Share that, when combined with all amounts received by Party A for all effected sales of Shares, results in Party A receiving an amount equal to the amount Party would have received had Physical Settlement been elected. If, in the context of Physical Settlement or the application of the Registration of Shares provision or any other provision of this Confirmation which, in order to give effect thereto, requires delivery of Shares to Party B by Party A, Party B is unable, due to the application of applicable law, at the relevant time to take delivery of such Shares, a Termination Event shall be deemed to have occurred for purposes of the ISDA Agreement and in respect of which (i) Party B shall be the Affected Party, (ii) this Transaction shall be the only Affected Transaction, (iii) and the payment measure shall be Loss (as such terms are defined in the ISDA Agreement).

     Good Delivery: Any party required to deliver Shares hereunder shall transfer good title to such Shares, and such Shares shall be freely transferable (together with any prospectus required by applicable law) and free and clear of any liens, charges, claims and encumbrances. Delivery shall be effected by book-entry transfer of the Shares to an account with The Depository Trust Company (the "Clearance System") in the name of the recipient as is designated by the recipient.

                  Dividends:                An   amount   equal  to  each   cash
                                            dividend  the  record  date of which
                                            precedes the  Termination  Date, or,
                                            if applicable, the Extension Date or
                                            any  further  deferral  thereof  and
                                            which is  received by Party A or the
                                            Hedge   Subsidiary   in  respect  of
                                            Shares  held by Party A or the Hedge
                                            Subsidiary to hedge this Transaction
                                            shall  be  paid  to  Party  B on  or
                                            before  the  second   Business   Day
                                            immediately  following  the  date of
                                            receipt  of such  cash  dividend  by
                                            Party A or the Hedge Subsidiary.

IV       Optional Extension

         In the event that, due to operation of any state or federal securities law then in effect in the United States of America and which is applicable to Party B, as of the Termination Date, Party B believes, in good faith and in reliance upon a written, reasoned legal opinion of its external legal counsel, that it is restricted from purchasing Shares from Party A in an amount equal to the Number of Shares, Party B shall so notify Party A on or before 1:00 p.m. (New York time) on the Termination Date and shall specify the basis of the prohibition. If requested by Party A, Party B shall also provide to Party A a copy of the legal opinion upon which Party B is relying within three Business Days of the date on which Party A's request becomes effective in accordance with Section 12 of the ISDA Agreement. In such event, the Termination Date of this Transaction shall be the Extension Date and settlement of each party's respective obligations (as provided for herein) shall be deferred to such date.

         In the event that as of the Extension Date, Party B believes, in good faith and in reliance upon a written, reasoned legal opinion of its external counsel (a copy of which shall be provided to Party A upon Party A's request) that it remains restricted from purchasing the requisite number of Shares it shall so notify Party A and Party A may, at its option, grant a further postponement of the Termination Date to a mutually agreed upon settlement date or elect to terminate this Transaction. If Party A elects to terminate this Transaction, Party A shall so notify Party B and Party B shall, on or before the first Business Day following the date on which Party A's termination notice becomes effective (the "Termination Election Date"), elect to effect settlement either by way of cash settlement or Net Share Settlement
         (failing   which  Party  B  shall  be  deemed  to  have   elected  cash
         settlement).

         Where Party A elects to terminate this Transaction and Party B has elected cash settlement, on the first Exchange Business Day following the Termination Election Date (the "Commencement Date"), Party A or the Hedge Subsidiary shall commence selling the Shares comprising its, or the Hedge Subsidiary's, hedge of this Transaction and shall determine the Final Settlement Amount as defined in the Net Share Settlement provision above except that the Final Trading Date shall be the earlier of (1) the date on which Party A, or the Hedge Subsidiary, has effected transactions on the Exchange by which it has completed the sale of the Relevant Share Number, or (2) the 90th calendar day following the Commencement Date. If the Final Settlement Amount determined in respect of the Final Settlement Date is negative, Party A shall pay to Party B the absolute value of such amount on the Final Settlement Date. If such amount is positive, Party B shall pay to Party A such amount on the first Business Day following the date on which Party A's notice to Party B that such Final Settlement Amount is owing by Party B becomes effective in accordance with Section 12 of the ISDA Agreement.

         Where Party A elects to terminate and Party B has elected Net Share Settlement, the terms of the Net Share Settlement provision set out above shall apply; provided, however, that if (i) the Final Settlement Amount is a Zero Settlement Amount, (ii) there remains Unsold Shares, and (iii) Party B remains at such time, subject to the purchase restrictions contemplated above, Party B shall be deemed to have elected cash settlement in which case Party A shall continue selling the Unsold Shares (if any) and the preceding paragraph of this Section shall apply.

V        Decline in Share Price

         In the event that on any Exchange Business Day during the Term of this Transaction (other than the Accumulation Period) the closing price per Share as quoted by the Exchange on such day is USD 12.00 or less, Party A may upon notice to Party B, given in accordance with Section 12 of the ISDA Agreement, and provided an Event of Default or Termination Event has not occurred with respect to Party A or is then continuing (and which, in the context of a Termination Event, renders this Transaction an Affected Transaction) and provided an Early Termination Date has not been designated in respect of this Transaction, elect to terminate this Transaction in its entirety. Party B shall, on or before the first Business Day following the date on which Party A's termination notice becomes effective, notify Party A of the manner in which this Transaction shall be settled which, for purposes hereof, may include cash-settlement as provided for in the Optional Extension provision set out above (and, failing such notification, Party B shall be deemed to have elected cash settlement). If Party B elects cash settlement as provided for in such Optional Extension provision or Net Share Settlement, for purposes of giving effect to such provisions, the commencement of the Disposition Period shall be the first Exchange Business Day following the date on which Party B's election notice became effective (the "Settlement Election Date"). If Party B elects Physical Settlement, settlement shall be effected on the third Business Day following the Settlement Election Date in accordance with, and subject to, the Physical Settlement provision set out above.

         If, in the context of (i) a cash-settlement election, the Final Settlement Date (as provided for in the Optional Extension provision),
         (ii) in the context of a Physical Settlement election, the Settlement Election Date, or (iii) in the context of a Net Share Settlement election, the Net Share Settlement Date (each such date being a "Trigger Date"), is not an Optional Termination Date, then, in addition to any other amount then payable by Party B, Party B shall also pay to Party A, on such date, the Break Funding Amount. For purposes, hereof, "Break Funding Amount" means an amount equal to the present value (discounted at the Discount Rate defined below and determined by the Calculation Agent in a commercially reasonable manner) of the product of (1) the difference between the Floating Rate Option applicable to the then current Calculation Period and the Discount Rate, (2) the Number of Shares, (3) the Initial Price, and (4) a fraction the numerator of which is the number of days in the period commencing on and including the relevant Trigger Date, to but excluding the next Optional Termination Date and the denominator of which is 360. "Discount Rate" means the appropriate interpolated USD-LIBOR-BBA rate determined by the Calculation Agent as of the Final Settlement Date.

VI       Adjustments

For purposes of Article 9 of the Equity Definitions, any reference to the term "Share Swap Transaction" shall be deemed to mean "Forward Purchase Transaction"; provided, however, that "Potential Adjustment Event" shall exclude the declaration or payment of any cash dividends in respect of the Shares.

Method of Adjustment:               Calculation Agent Adjustment

Calculation Agent:                          Party A

VII.     Extraordinary Events

Consequences of Merger Events:

(a)  Share-for-Share:                       Alternative Obligation
(b)  Share-for-Other:                       Cancellation and Payment
(c)  Share-for-Combined:            Alternative Obligation

Nationalization:                    Cancellation and Payment

VIII.    Regulatory Event
If during the Term of this Transaction, Party B effects any action, including any action with respect to its capital structure, the result of which is that Party A, or the Hedge Subsidiary, then owns more of any class of outstanding voting shares of Party B than is permitted by the Bank Holding Company Act of 1956, as amended, or other federal legislation (the "Regulatory Limit"), then, Party B shall be deemed to have elected to partially settle this Transaction and the extent to which the Number of Shares exceeds the Regulatory Limit shall be the Relevant Share Number for purposes of the Settlement Terms set out above. For purposes of giving effect to the foregoing, the date on which such partial settlement shall be effected shall be the first Business Day following the date on which Party A's notice to Party B that Party A is then in breach of the Regulatory Limit becomes effective in accordance with Section 12 of the ISDA Agreement. If on such date Party B believes in good faith that it is restricted from purchasing Shares from Party A or the Hedge Subsidiary, Party B shall so notify Party A and, in such event, Party A shall be deemed to have elected to effect such partial settlement by way of cash-settlement as provided for in the Optional Extension provision set out above and, for purposes of giving effect thereto, the reference therein to "Number of Shares" shall be deemed a reference to Relevant Share Number and "Commencement Date" shall be deemed to the first Exchange Business Day following the date on which Party A's notice to Party B of Party A's breach of the Regulatory Limit becomes effective as aforesaid. If the Final Settlement Date (as provided for in the Optional Extension provision) is not an Optional Termination Date, then, in addition to any other amount then payable by Party B, Party B shall also pay to Party A, on such date, the Break Funding Amount. For purposes, hereof, "Break Funding Amount" means an amount equal to the present value (discounted at the Discount Rate defined below and determined by the Calculation Agent in a commercially reasonable manner) of the product of (1) the difference between the Floating Rate Option applicable to the then current Calculation Period and the Discount Rate, (2) the Relevant Share Number, (3) the Initial Price, and (4) a fraction the numerator of which is the number of days in the period commencing on and including the Final Settlement Date to but excluding the next Optional Termination Date and the denominator of which is 360. "Discount Rate" means the appropriate interpolated USD-LIBOR-BBA rate determined by the Calculation Agent as of the Final Settlement Date.

IX.      Registration of Shares.

Notwithstanding any other provision hereof (including, without limitation, any election of Net Share Settlement by Party B under "Notice" above, but excluding any election by Party B of Net Share Settlement or cash settlement under "Optional Extension" or "Decline in Share Price" above), Physical Settlement shall apply unless the following conditions have been satisfied: (i) on the
Optional   Termination  Date  or  Termination  Date,  as  the  case  may  be,  a registration statement (a "Registration Statement") naming as selling shareholders Party A and the Hedge Subsidiary and covering the public resale of all Shares held by Party A or the Hedge Subsidiary to hedge this Transaction and all Shares deliverable by Party B to Party A pursuant to the Net Share Settlement provisions hereof (collectively, the "Registrable Shares") shall have been filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), and no stop order shall be in effect with respect to such Registration Statement; (ii) a printed prospectus relating to the Registrable Shares (including any prospectus supplement thereto and amendments thereof, a "Prospectus") shall have been delivered to Party A and the Hedge Subsidiary in such quantities as Party A shall have requested no later than the Optional Termination Date or Termination Date; (iii) the Registration Statement and the Prospectus shall be in form and substance reasonably satisfactory to Party A; (iv) no later than the Exchange Business Day before the Optional Termination Date or Termination Date, Party A and Party B shall have entered into an agreement (a "Transfer Agreement") in connection with the public resale of the Registrable Shares by Party A and the Hedge Subsidiary substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to Party A, providing for (without limitation): indemnification of, and continuation in connection with the liability of, Party A and the Hedge
Subsidiary, the delivery of customary opinions of counsel and accountants "comfort letters", the continuous effectiveness of the Registration Statement until the fortieth day after the Optional Termination Date or Termination Date, or if earlier, such time as all Registrable Shares have been resold pursuant thereto and all expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for each of Party A and Party B, have been paid by Party B; (v) Party A and the Hedge Subsidiary shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for underwritten
offerings  of  equity  securities,   and  acceptance  of  the  results  of  such
investigation by Party A and the Hedge Subsidiary cannot be unreasonably withheld; (vi) all conditions to the obligations of each party under the Transfer Agreement shall have been satisfied or waived no later than the Optional Termination Date or Termination Date, and (vii) the representations and warranties of Party B set forth herein and in the Transfer Agreement shall be true and correct on the date of delivery of Registrable Shares to purchasers of such Shares as though made at such time, and Party B shall have performed all its obligations set forth herein and in such Transfer Agreement to be performed by such time.

If, in the context of the Optional Extension provision or Decline in Share Price provision, Party B has elected to cash-settle the Transaction or in the event Party B has elected Net Share Settlement and Party B is required to deliver Shares to Party A and any condition specified in items (i) - (vii) of the previous paragraph shall not have been satisfied in the manner and at the times specified therein, Party A may determine to (a) have some or all Registrable Shares sold in one or more transactions exempt from the registration requirements of the Securities Act, (b) extend this Transaction in order to give Party B more time to satisfy such conditions, or (c) elect Physical Settlement. If Party A chooses the action set forth in clause (a) above, Party B shall pay all costs of such sales by Party A, including, without limitation, any applicable sales or purchase taxes, transfer taxes and commissions. If Party A chooses the action set forth in clause (b) above, the Calculation Agent will in its reasonable discretion adjust the terms hereof to take into account any additional costs to Party A and the Hedge Subsidiary of such extension. For the purposes of this paragraph, references in items (i) - (vii) of the previous paragraph to "the Optional Termination Date or Termination Date" shall be deemed to be references to the Termination Election Date or the Settlement Election Date, as the case may be.

2.       Fee

Party B will, on or before November 12, 1999, pay to Party A a fee in the amount of USD 175,000 and the payment thereof by Party B shall be a condition precedent to Party A's obligations hereunder.

3.       Additional Representations.

Each party will be deemed to represent to the other on the date of this Confirmation that, with respect to this Transaction (1) It is entering into this Transaction for its own account and not with a view to transfer, resale or distribution, (2) it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this Transaction, and (3) it understands and acknowledges that this Transaction may involve the purchase or sale of a "security" as defined in the Securities Act and the securities laws of certain states, and that any such security has not been registered under the Securities Act or the securities laws of any state and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available.



4.       Additional Party B Representation

         Party B represents to Party A that it is entering into this Transaction in connection with its Share repurchase program which has been approved by its board of directors and publicly announced, solely for the purposes stated in such board resolution and public disclosure.

5.       Additional Agreement

         Each party agrees that it will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder, including, without limitation, Rules 10b-5 under the Exchange Act, provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party's market activities. Party A represents to Party B and agrees that, in effecting the purchase transactions referred to opposite "Accumulation Period", above, Party A shall make bids for and purchases of the Shares only in accordance with the price, volume, timing, and method of bidding and purchasing constraints set forth in Rule 10b-18 under the Exchange Act, as if Party A were the issuer of the Shares and wished to avail itself of the protections afforded by that rule.

6.       Miscellaneous

     Transfer: Party A may without the consent of Party B assign and delegate its rights and obligations hereunder, in whole or in part, to any U.S. subsidiary of The Bank of Nova Scotia effective upon delivery to Party B of a guarantee by The Bank of Nova Scotia; provided that, at the time of such proposed assignment (i) no Termination Event, Event of Default or Potential
Event of Default as defined in this Agreement shall have occurred and be continuing with respect to Party A, (ii) no Early Termination Date shall have been designated or shall have occurred, (iii) Party B will not, as a result of such transfer, be required to pay to the transferee on the next succeeding Scheduled Payment Date (as defined in the ISDA Agreement) an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the ISDA Agreement (except in respect of interest under Section 2(e)) greater than the amount in respect of which Party B would have been required to pay to Party A in the absence of such assignment, (iv) the assignee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) of the ISDA Agreement (except in respect of interest under 2(e)) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Payment Date in the absence of such assignment unless the assignee would be required to make additional payment pursuant to Section 2(d)(4) of the ISDA Agreement corresponding to such excess, and (v) an Event of Default or Termination Event will not occur as a result of such assignment. With respect to the results described in Clauses (iii) and (iv) above, Party A will cause the assignee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be reasonably requested by the other party in order to permit such other party to determine that such result will not occur after such transfer. Party A will cause any assignee to deliver opinions of counsel in the form and substance reasonably satisfactory to Party B and to cause such assignee to enter into any legally required assumption or other similar agreement, in each case at the expense of Party A. Any assignment permitted by the foregoing sentences will not constitute an event or condition described in Sections 5(a)(viii) and 5(b)(iv) of the ISDA Agreement.

     Wire Instructions: Party A: The Bank of Nova Scotia, New York Agency One Liberty Plaza, 165 Broadway, 26th Floor New York, New York SWIFT Code: NOSCUS33 ABA# 0260-02532 Account No.: 6027-36 Attention: IBD Derivative Products

                                            Party B:
                                            (please provide)

7.            Offices

              (a) The Office of Party A for this Transaction is New York; and

              (b)  The  Office  of  Party B for  this  Transaction  is  Hammond,
Indiana.

           Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

                                                     Yours truly,

                            SCOTIA CAPITAL (USA) INC.




                         By:____________________________

                                                   Name:
                                                   Title:




Confirmed as of the date first above written:

NiSOURCE INC.




By:__________________________________
Name:      Stephen P. Adik
Title:     Senior Executive Vice President,
           Chief Financial Officer and
           Treasurer